UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2024

Next Technology Holding Inc.

(Exact name of Company as specified in charter)

Wyoming	001-41450	N/A
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

Room 519, 05/F Block T3

Qianhai Premier Finance Centre Unit 2

Guiwan Area, Nanshan District, Shenzhen, China 518000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Wyoming Registered Agent

1621 Central Ave Cheyenne, Wyoming 82001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NXTT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Discontinuance of a BTC Transaction under the BTC Trading Contract

As previously disclosed in an 8-K filed on September 28, 2023, Next Technology Holding Inc. (formerly known as WeTrade Group Inc.), a Wyoming corporation (the “Company”), entered into a BTC Trading Contract (the “BTC Agreement”) with certain seller (the “Seller”) pursuant to which the Company agreed to purchase and the Seller agreed to sell certain Bitcoins (“BTC”). The BTC Agreement also granted the Company an option(the “Option”) to purchase up to 6,000 BTC from the Seller at an exercise price of US$30,000 per BTC in batches over a 12-month period. Pursuant to the BTC Agreement, the Company agreed to make payment to purchase the BTC either in cash or stock.

Subsequently, the Company purchased 833 BTC under the BTC Agreement and decided to exercise the Option to purchase another 5,000 BTC (the “5,000 BTC Purchase”). To reflect the recent price increase in BTC and finalize the transaction details of the 5,000 BTC Purchase, the Company and the Seller entered into an amendment to the BTC Agreement on May 2, 2024 (the “Amendment”), which was previously disclosed in an 8-K filed on May 6, 2024 (the “Amendment 8-K”). According to the Amendment, the Company agreed to pay the aggregate exercise price for the 5,000 BTC by issuing to the Seller (i) 40,000,000 shares of common stock of the Company (the “Common Stock”) valued at $3.75 per share, which was the closing market price of the Common Stock as of May 1, 2024 (the “Then FMV”), and (ii) a warrant to purchase 80,000,000 shares of the Company at $2.6 per share (valued at 70% of the Then FMV).

In connection with the 5,000 BTC Purchase, the Company filed the Preliminary Information Statement on Schedule 14C on May 8, 2024, which is being reviewed by the SEC.

Given the market fluctuations in BTC and based on the discussions and negotiations between the Company and the Seller, the Company has decided not to pursue the 5,000 BTC Purchase. However, the Company may decide to exercise the Option to purchase BTC under the BTC Agreement again in the future prior to the expiration date of the Option which is September 25, 2024.

The foregoing description of the BTC Agreement and the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of these agreements, attached in the Amendment 8-K as Exhibits 4.1 and 10.1thereto and incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of federal and state securities laws. Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, statements regarding our future business and financial performance and prospects, including our expectations regarding the transactions described in this Current Report on Form 8-K. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. Investors are cautioned not to place undue reliance on the forward-looking statements in this Current Report on Form 8-K, which information set forth herein speaks only as of the date hereof. The Company does not undertake, and it expressly disclaims, any intention or obligation to update any forward-looking statements made in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise, except as required by law. A list and description of risks, uncertainties and other factors that could cause or contribute to differences in the Company’s results can be found in its filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent filings. The Company qualifies all of its forward-looking statements by these cautionary statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Next Technology Holding Inc.

By:	/s/ Weihong LIU
Name:	WeihongLIU
Title:	Chief Executive Officer

Dated: June 26, 2024

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